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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Armor Holdings, Inc. of our report dated March 19, 1998 included in the Annual Report on Form 10-K/A of Armor Holdings, Inc. for the year ended December 31, 1999.


August 23, 2000
New York, New York


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP